Exhibit 10(ii)
                         EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into by and between ________________________, an individual ("Executive"), and Northwestern Public Service Company (Northwestern).

AGREEMENT:

 1.  Employment by Northwestern and Duration.

     a. Full Time and Best Efforts. Subject to the terms set forth herein, Northwestern agrees to employ Executive to provide management services for Northwestern as _____________________________, and Executive hereby accepts such employment. During the duration of his employment with Northwestern, Executive will devote his best efforts and substantially all of his business time and attention to the performance of his duties hereunder, except for vacation periods as set forth herein and reasonable absences due to injury, illness as permitted by Northwestern's general policies or serving on outside Boards of Directors and participating in normal civic activities.

     b.   Duties.  Executive shall serve as _____________________________
for Northwestern and shall perform such duties as are customarily associated with his current title, consistent with the Bylaws of Northwestern and as required by Northwestern's Board of Directors (the "Board").

     c. Northwestern Policies. The employment relationship between the parties shall be governed by the general employment policies and practices of Northwestern, including, but not limited to, those relating to protection of confidential information, except that when the terms of this Agreement differ from or are in conflict with Northwestern's general employment policies or practices, this Agreement shall control.

     d. Duration. The duration of employment hereunder shall commence simultaneously with the execution of this Agreement and end on May 31, 1999, subject to the provisions for termination set forth herein.

     e. Locations of Performance. Executive shall be domiciled in the vicinity of Huron or Sioux Falls, South Dakota. The parties acknowledge, however, that the Executive will be required to undertake reasonable travel to Northwestern's market areas in connection with the performance of his duties hereunder and that Executive may be requested by Northwestern, with Executives' mutual consent, to move the domicile of Executives' performance during the term of this agreement.

 2.  Compensation and Benefits.

     a. Salary. Executive shall receive for services to be rendered hereunder annual base compensation included in schedule A hereto.

     b. Bonus. Executive shall receive such discretionary bonuses, if any, as the Board in its sole discretion and from time to time may deem appropriate.

     c. Annual Incentive Plans. Executive shall be eligible to participate in the Annual Incentive Plans on the terms and conditions set forth in Schedule B attached hereto.

     d. Long-Term Equity Incentive Plans. Executive shall be eligible to participate in the Long-Term Equity Incentive Plans for Northwestern on the terms and conditions set forth in Schedule C attached hereto.

     e. Participation in Benefit Plans. During the duration of employment hereunder, Executive shall be entitled to participate in the plans and programs as set forth in Schedule D attached hereto, or those established by Northwestern hereafter to the extent that he is eligible under the general provisions thereof. (If any such hereafter-established plan is intended as a substitute for or alternative to one or more Schedule D plans, Executive shall be eligible to participate in only one, not both, of the plans in question.) Northwestern may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate.

     f. Participation in Change of Control Plan. Executive shall be entitled to participate in Northwestern's Change of Control Plan set forth on Schedule E attached hereto (herein referred to as Change of Control Agreement).

     g. Withholding. All payments and benefits under this Section 2 for which withholding is required under applicable law will be made subject to the required withholding.

 3.  Reasonable Business Expenses and Support.

     Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder.

 4.  Termination of Employment.

     The date on which Executive's employment by Northwestern ceases, under any of the following circumstances, shall be defined herein as the "Termination Date".

     a.   Termination Without Cause.

          i. Termination Payment. Upon notice to Executive, Northwestern's Board may terminate Executive's employment with Northwestern at will at any time for any reason and without "cause", as defined below. In the event Executive's employment is terminated by Northwestern without cause, Executive shall receive payment for all accrued salary and vacation time through the Termination Date, and Northwestern shall pay Executive within 90 days of the Termination Date as severance an amount that is equal to the compensation of Executive under this Agreement for the remaining term of employment under this Agreement. For purposes of this section 4(a)
(i) the term compensation shall be defined to include (1) all base compensation and benefits to Executive provided in Section 2(a) and 2(e) for the remaining term of this agreement, (2) the most recent annual bonuses provided under Section 2(b) and 2(c) for the remaining term of this agreement, and (3) the amount of all long term equity incentive plan benefits, as if fully vested, provided under Section 2(d).

          ii. Fundamental Changes. In the event that Northwestern makes a fundamental change as defined herein below, Executive may at any time thereafter terminate his employment, provided, however that Executive shall provide Northwestern ten (10) days notice prior to any such termination, and
Northwestern shall have a reasonable period of time not to exceed thirty
(30) days to cure such fundamental change. "Fundamental change" shall be defined as any of the following:

     (a) Diminution in the Executive's duties, authority, responsibility and/or compensation;

     (b)  Northwestern moves Executive's primary office more than fifty
(50) miles from either Huron or Sioux Falls, South Dakota without
Executive's consent.

     (c) A Change of Control or Major Transaction as defined in the Change of Control Agreement.

          A termination by Executive in the event of a fundamental change shall be treated as a Northwestern termination without cause, and Executive shall be entitled to the termination payments as provided in paragraph 4(a)(i) of this agreement, or the payments provided in the Change of Control Agreement, whichever is greater.

     b.   Termination for Cause.

          i. Termination Payments. Northwestern's Board may terminate Executive's employment with Northwestern at any time for "cause" as defined below, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given. Executive shall also receive any vested compensation benefits or incentives as provided under the benefit plans included in paragraphs 2(c), (d) and (e). Northwestern shall pay all amounts due under this paragraph 4(b)(i) within 90 days of the Termination Date and shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

          ii. Definition of Cause. "Cause" means the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the Directors of the Board: (a) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving Northwestern; (b) the conviction or the plea of nolo contendere or the equivalent in respect to a felony involving moral turpitude; (c) any intentional damage of a material nature to any property of Northwestern; or
(d) conduct by Executive which demonstrates gross negligence in serving in his capacity as employee of Northwestern.

     c. Termination Upon Disability. Northwestern may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation, for nine (9) months within any twelve (12) month period. Commencing on the Termination Date, which in this event shall be the date upon which notice of termination is given, Northwestern shall pay Executive within 90 days of the Termination Date an amount that is equal to the compensation of Executive under this agreement for the remaining term of employment under this Agreement in the same amounts as provided under section 4 (a)(i).

     d. Benefits Upon Termination. All benefits provided under paragraph 2(e) hereof shall be extended, to the extent permitted by Northwestern's insurance policies and benefit plans, for one (1) year after Executive's Termination Date, except (a) as required by law (e.g., COBRA health insurance continuation election), or (b) in the event of a termination described in paragraph 4(b) if Northwestern does not decide to require the noncompetition agreement as described in section 6.

     e. Termination Upon Death. If Executive dies prior to the expiration of the duration of employment under this Agreement, Northwestern shall continue coverage of Executive's dependents (if any) under all benefit plans or programs of the type listed above in paragraph 2(e) herein for a period of twelve (12) months. In addition, Executive's estate shall receive all long term equity incentive plan benefits, as if fully vested, provided under Section 2(d) within 90 days of Executive's death.

 5. Proprietary Information Obligations. During the duration of employment under this Agreement, Executive will have access to and become acquainted with confidential and proprietary information of Northwestern and its subsidiaries, including but not limited to information or plans regarding customer relationships, personnel, sales, marketing, and financial operations and methods, trade secrets, formulas, devices, secret inventions, processes, and other compilations of information, records, and specifications (collectively, except to the extent it was already known from other sources, or is or becomes general knowledge, in each case without known violation of any confidentiality obligation, "Proprietary Information"). Executive shall not disclose any of the Proprietary Information directly or indirectly, or use it in any way, either during the duration of this Agreement or at any time thereafter, except as required in the course of his employment with Northwestern or as authorized in writing by Northwestern. All files, records, documents, computer-recorded information, drawings specifications, equipment and similar items relating to the business of Northwestern, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of Northwestern, respectively, and shall not be removed under any circumstances whatsoever without the prior written consent of the Chairman of Northwestern, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to Northwestern upon any termination of his employment and no copies thereof shall be kept by Executive; provided, however, that Executive shall be entitled to retain documents that were personally owned or acquired.

 6. Covenant Not to Compete, Noninterference. Executive shall be subject to the covenant not to compete and noninterference terms as provided in the noncompetition agreement set forth in Schedule F attached hereto.

 7.  Arbitration of Disputes.

     a. Scope. Any disputes of any kind regarding this Agreement, including, but not limited to, its termination shall be subject to final and binding arbitration, to the extent permitted by law, pursuant to the Employment Dispute Resolution Rules and Regulations of the American Arbitration Association. Such disputes shall include, but are not limited to, claims for breach of contract (express or implied), tort claims, claims for discrimination, and claims for violation of any federal or state law or regulation.

     b. Request. Any request for arbitration must be made in writing within 365 calendar days of the occurrence giving rise to the dispute.

     c. Applicable Law. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of Delaware, or federal law, or both, as applicable to the claim or claims asserted.

     d. Final and Binding. The arbitration shall be final and binding upon all of the parities and shall be enforceable to the extent permitted by law.

 8.  Miscellaneous.

     a. Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail to the recipient at the address indicated below:

     To Executive:

          ________________
          _________________
          Huron,  SD  57350
          Voice:  605-________


     To Northwestern:

          Corporate Secretary
          Northwestern Public Service
          600 Market Street West
          Huron, South Dakota 57350-1500
          Voice:  605-353-7606
          Fax:  605-353-7631

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     b. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceablility will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     c. Entire Agreement. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

     d. Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

     e. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and Northwestern, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights under without the written consent of Northwestern, which shall not be withheld unreasonably.

     f. Attorneys' Fees. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach hereof, the prevailing party shall be entitled to reasonable attorneys' fees, in an amount up to $50,000, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

     g. Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement.

     h. Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.
 9. Effective Date. This Agreement shall be effective at the commencement of the duration hereof referred to in Section 1(d) hereof.

Northwestern Public Service Company     __________________________
                                        ________________
                                        "Executive"

By   /s/ M. D. Lewis                    Date:  May 7, 1997
     __________________________         --------------
     Title: M. D. Lewis
           Chairman, President & CEO

Date:  May 7, 1997
       -----------

                                                                 Schedule E







                             CHANGE OF CONTROL

                                 AGREEMENT

                                  BETWEEN

                    NORTHWESTERN PUBLIC SERVICE COMPANY

                                    AND

                             ________________

                               JUNE 1, 1997

                             TABLE OF CONTENTS


                                                            Page


1.   Defined Terms

2.   Term of Agreement

3    Company's Covenants Summarized

4.   The Executive's Covenants

5.   Compensation Other Than Severance Payments

6.   Severance Payments

7.   Termination Procedures and Compensation During Dispute

8.   No Mitigation

9.   Successors; Binding Agreement

10.  Notices

11.  Miscellaneous

12.  Validity

13.  Counterparts

14.  Settlement of Disputes; Arbitration

15.  Definitions

                                 AGREEMENT


     THIS AGREEMENT dated June 1, 1997, is made by and between Northwestern Public Service Company, a Delaware Corporation (the "Company"), and ________________ (the "Executive"), and supersedes any prior Change of Control Agreements between the parties to this agreement.

     WHEREAS the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management
personnel; and      WHEREAS the Board of Directors of the Company (the
"Board") recognizes that, as is the case with many publicly-held companies, the possibility of a Change in Control or a Major Transaction (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

     WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control or a Major Transaction;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

     1. Defined Terms. The definition of capitalized terms used in this Agreement is provided in the last Section hereof.

     2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through May 31, 2000; provided, however, that commencing on June 1, 1998 and each June 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than March 30 of such year, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control or a Major Transaction shall have occurred prior to such June 1 of such year; provided, however, if a Change in Control or a Major Transaction shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such Change in Control or Major Transaction occurred.

     3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control or a Major Transaction and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control or a Major Transaction. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

     4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control or a Potential Major Transaction during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is twelve (12) months from the date of such Potential Change of Control or Potential Major Transaction, (ii) the date of a Change in Control or a Major Transaction, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control or Potential Major Transaction as a Change in Control or a Major Transaction, as applicable, in applying the definition of Good Reason), by reason of death or Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

     5.  Compensation Other Than Severance Payments.

     5.1 Following a Change in Control or a Major Transaction and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall provide the Executive with disability benefits equivalent to those under the Company's disability insurance plan (without regard to any amendment to such plan made subsequent to the Change in Control or Major Transaction which amendment adversely affects the Executive's rights thereunder) until the Executive's employment is terminated by the Employer for Disability.

     5.2 If the Executive's employment shall be terminated for any reason following a Change in Control or a Major Transaction and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period; except to the extent that the Executive is receiving payments with respect to such period, or a portion thereof, in accordance with Section 5.1.

     5.3 If the Executive's employment shall be terminated for any reason following a Change in Control or a Major Transaction and during the term of this Agreement, the Company shall pay to the Executive the normal post-termination compensation and benefits due the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's applicable retirement, insurance and other compensation or benefit plans, programs and arrangements.

     6.  Severance Payments.

     6.1 Subject to Section 6.2(b) hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control or a Major Transaction and during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control or a Major Transaction by the Employer without cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control or a Major Transaction without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or a Major Transaction, or if the Executive terminates his employment with Good Reason prior to a Change in Control or a Major Transaction (determined by treating a Potential Change in Control or Potential Major Transaction as a Change in Control or a Major Transaction, as applicable, in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.

          (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the higher of the Executive's annual base salary in effect as of the Date of Termination or in effect immediately prior to the Change in Control or Major Transaction, and (ii) the higher of the average amount paid to the Executive pursuant to the Company's annual bonus plan with respect to the three years preceding the year in which the Date of Termination occurs or the average amount so paid with respect to the three years preceding the year in which the Change in Control or Major Transaction occurs.

          (B) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (x) the actuarial equivalent of the retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at Normal Retirement Age or any earlier date, but in no event earlier than the third anniversary of the Date of Termination, whichever annuity the actuarial equivalent of which is greatest) which the Executive would have accrued under the terms of each such Pension Plan (without regard to any amendment to such Pension Plan made subsequent to a Change in Control or a Major Transaction, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder and had been credited under each such Pension Plan during such period with compensation at the higher of (a) Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Date of Termination or (b) Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Change in Control or Major Transaction, over (y) the actuarial equivalent of the retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at Normal Retirement Age or any earlier date, but in no event earlier than the Date of Termination, whichever annuity the actuarial equivalent is greatest) which the Executive had accrued pursuant to the provisions of each such Pension Plan as of the Date of Termination. For purposes of this Section 6.1(B), "actuarial equivalent" shall be determined using the same methods and assumptions utilized under each of the Pension Plans, as applicable, immediately prior to the Date of Termination (without regard to any amendment of such methods and assumptions made subsequent to a Change in Control or a Major Transaction, which amendment results in a lower payment under this Section 6.1(B)). To the extent additional actuarial assumptions are required for the purpose of calculating benefits under this
     Section 6.1(B), such assumptions shall be as set forth in Schedule I hereto.

          (C) If the Executive would have become entitled to benefits under the Company's post-retirement health care or life insurance plans had his employment terminated at any time during the period of thirty-six (36) months after the Date of Termination, the Company shall pay such benefits to the Executive commencing on the later of
     (a) the date that such coverage would have first become available and
     (b) the date the benefits described in (D) below terminate.

          (D) For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control or a Major Transaction which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(D) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 6.1(D) shall result in a decrease, pursuant to Section 6.2(b), in the Severance Payments and these Section 6.1(D) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (a) the amount of the decrease made in the Severance Payments pursuant to Section 6.2(b), or
     (b) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 28OG of the Code.

     6.2 (a) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") will be subject (in whole or part) to the Excise Tax, then, subject to the provisions of subsection (b) of this Section 6.2, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this
Section 6.2, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     (b) In the event that, after giving effect to any redeterminations described in subsection (d) below, a reduction in the Severance Payments, to the largest amount that would result in no portion of the Total Payments being subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of section 28OG of the Code in such other plan, arrangement or agreement), would produce a net amount (after deduction of the net amount of federal, state and local income tax on such reduced Total Payments) that would be greater than the net amount of unreduced Total Payments (after deduction of the net amount of federal, state and local income tax and the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments), then subsection (a) of this Section 6.2 shall not apply and the Severance Payments shall be so reduced.

     (c) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" within the meaning of section 28OG(b)(2) of the Code, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive ("Tax Counsel"), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 28OG(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 28OG(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of Tax Counsel such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 28OG(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 28OG(d)(3) and (4) of the Code. Prior to the payment date set forth in
Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section 6.2(b) and such supporting .materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive disputes the Company's calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute shall prevail.

     (d) In the event that (i) the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment and (ii) after giving effect to such redetermination, the Severance Payments are not reduced pursuant to
Section 6.2(b) hereof, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in the Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that (x) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) and (y) after giving effect to such redetermination, the Severance Payments are not reduced pursuant to Section 6.2(b) hereof, the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined.

     6.3 The payments provided for in Section 6.1 (other than Section 6.1(C) and Section 6.1(D)) and Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2(b) hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

     6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any termination of his employment hereunder or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

     7.  Termination Procedures and Compensation During Dispute.

     7.1 Notice of Termination. After a Change in -Control or a Major Transaction and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

     7.2 Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control or a Major Transaction and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

     7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

     7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control or a Major Transaction and during the term of this Agreement, and such termination is disputed in accordance with Section
7.3 hereof, the Company shall pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

     8. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement (other than in Section 6.1(D) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

     9.  Successors; Binding Agreement.

     9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control or a Major Transaction, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                    To The Company:
               Corporate Secretary
               Northwestern Public Service Company
               600 Market Street West
               Huron, South Dakota 57350-1500
               Voice: 605-353-7606
               Fax:    605-353-7631

                    To the Executive:

               ________________
               ________________
               Huron, South Dakota  57350
               Voice:  605-________


     11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition .or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of South Dakota. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 shall survive the expiration of the term of this Agreement.

     12. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14. Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the State of South Dakota, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

          (A) "Base Amount" shall have the meaning defined in section 28OG(b)(3) of the Code.

          (B) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

          (C)  "Board" shall mean the Board of Directors of the Company.

          (D) "Cause" for termination by the Employer of the Executive's employment, after any Change in Control or Major Transaction, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or( ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

          (E) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

               (II) during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director whose original assumption of office is in connection with an actual or threatened election of directors, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority thereof.

          (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (G) "Company" shall mean Northwestern Public Service Company and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15(E) or 15(0) hereof, whether or not any Change in Control or Major Transaction has occurred in connection with such succession).

          (H)  "Date of Termination" shall have the meaning stated in
     Section 7.2 hereof.

          (I) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (J) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (K) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

          (L) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (M) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company, to act, unless, in the case of any act or failure to act described in paragraph (V), (VI) or
     (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (I) the assignment to the Executive of duties substantially inconsistent with the Executive's status as an executive officer of the Company;

               (II) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (III) requiring the Executive to be based at a location more than 100 miles from Huron, South Dakota, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

               (IV) the failure by the Company, to pay to the Executive any portion of the Executive's compensation within seven (7) days of the date such compensation is due;

               (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control or the Major Transaction which is material to the Executive's total compensation, including but not limited to the Supplemental Income Security Plan, the Phantom Stock Unit Plan and the Family Protector Plan, or any substitute plans adopted prior to the Change in Control or Major Transaction, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not substantially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control or Major Transaction;

               (VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control or the Major Transaction, the taking of any action by the company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control or Major Transaction, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control or Major Transaction; or

               (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (N)  A "Gross-up Payment" shall have the meaning given in Section
     6.02 hereof.

          (0) A "Major Transaction" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I) the shareholders of the Company approve a merger or consolidation of the Company with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Company or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

               (II) the shareholders of the Company approve a plan of complete liquidation of the Company; or

               (III) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

          (P) "Normal Retirement Age" shall mean the earliest age at which the Executive may commence Retirement and become entitled to an unreduced pension under the IRS qualified Pension Plan.

          (Q)  "Notice of Termination" shall have the meaning stated in
     Section 7.1 hereof.

          (R) "Pension Plan" shall mean the Company's IRS Qualified Plan and any successor thereto and any other agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

          (S) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

          (T) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (III) any Person who is or becomes the Beneficial owner, directly or indirectly, of securities of the Company representing 10%. or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof unless such Person has reported or is required to report such ownership (but less than 25%) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the common shares) and, within 10 business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired such securities of the Company in excess of 14.9% inadvertently and who, together with its affiliates, thereafter does not acquire additional securities while the Beneficial Owner of 15% or more of the securities then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 business days, then such occurrence shall become a Potential Change in Control immediately after such 10 business day period; or

               (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (U) "Potential Major Transaction" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Major Transaction;

               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Major Transaction; or

               (III) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Major Transaction has occurred.

          (V) "Retirement" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment if such employment is terminated in accordance with the Company's written mandatory retirement policy, if any, as in effect immediately prior to the Change in Control or Major Transaction, or in accordance with any retirement arrangement established with the Executive's written consent with respect to the Executive.

          (W)  "Severance Payments" shall mean those payments described in
     Section 6.1 hereof.

          (X) "Total Payments" shall mean those payments described in
     Section 6.2 hereof.

                         NORTHWESTERN PUBLIC SERVICE COMPANY

                         By______________________________________
                              Chairman, President and CEO
                              Nominating and Compensation Committee


                         ________________________________________
                              Executive

                                                                 SCHEDULE F


                         NONCOMPETITION AGREEMENT


     THIS AGREEMENT is made as of this 6th day of May, 1997 by and between Northwestern Public Service Company ("Company"), and ________________ ("Executive").

                                 RECITALS

        1. The Company and Executive have entered into an Employment Agreement dated the date hereof ("Employment Agreement"),

        2. The Company and Executive desire to enter arrangements to preclude Executive from engaging in activities during his employment and upon his termination of employment with the Company which compete with the Company and its subsidiaries or any of their predecessors.

     NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, each intending to be legally bound, agree as follows:

                   1.  COVENANTS CONCERNING COMPETITION

     (a)   Covenant Not To Compete.   During the term of Executive's
employment with the Company and for a period of two years thereafter, Executive will not in any manner, directly or indirectly:

        (i) manage, consult, be employed by, operate, join, promote, be compensated by, render advice to, control or participate in the business of any individual, firm, corporation, institution or company engaged in the Same or Similar Activities (as defined below) carried on by the Company or its subsidiaries or any of their predecessors in the United States; or

        (ii) own or have any ownership interest in any privately-held corporation, firm, institution or company engaged in the Same or Similar Activities carried on by the Company or its subsidiaries or any of their predecessors in the United States; or

        (iii) own or have an ownership interest of more than 2% of the publicly-traded securities of any public corporation, firm, institution or company engaged in the Same or Similar Activities carried on by the Company or its subsidiaries or any of their predecessors in the United States.

     For purposes of the Agreement, Same or Similar Activities shall mean the operation of electric, natural gas and propane distribution, steel fabrication, photographic printing and energy services.

     (b) Non-Solicitation. During the term of Executive's employment with the Company and for a period of two years thereafter, Executive will not in any manner, directly or indirectly, cause, persuade, solicit, induce or attempt to do any of the foregoing in order to;

        (i) cause any person, business or entity which is a supplier or customer of the Company or its subsidiaries at any time during the term of his employment to terminate any written or oral agreement or understanding with the Company or its subsidiaries; or

        (ii) cause any person employed by the Company or its subsidiaries at any time during the term of his employment to terminate their employment with the Company or its subsidiaries to terminate their employment in order to work for any individual, firm, corporation, institution or company engaged in the Same or Similar Activities carried on by the Company or its subsidiaries in the United States.

     (c) Judicial Modification of Covenants Concerning Competition. If any provision contained in this Section 1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 1, rather this Section 1 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be of a duration of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provisions shall not be construed to be null, void or of no effect, but, to the extent such provision would be valid or enforceable under applicable law if limited in scope or duration, a court of competent jurisdiction shall construe and interpret or reform this Section 1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

     (d) Company's Interest. Executive acknowledges that the Company and its subsidiaries have a legitimate interest which the provisions of this
Section 1 are reasonably necessary to protect, that the restrictions on competition contained in this Section 1 are reasonable and that the consideration set forth in Section 2 is sufficient for purposes of this
Section 1.

     (e) Survival of Obligations. If Executive's employment with the Company is terminated for any reason, Executive's duties, obligations and responsibilities under this Agreement shall survive and shall continue as set forth herein.

                             2.  CONSIDERATION

     In consideration of Executive entering into this Agreement, Executive shall be paid compensation as defined under the provisions of Employment Agreement between Company and Executive.

                                3.  BREACH

     Executive acknowledges that the Company would be irreparably harmed by any breach of Section 1 and that there would be no adequate remedy at law or in damages to compensate the Company for any such breach. Accordingly, the Company will be entitled, in addition to any other rights or remedies it may have at law or in equity, to apply for an injunction enjoining and restraining Executive from doing or continuing to do any such act or any other violations or threatened violations of Section 1.

                                4.  NOTICES

     Any notice or communication given pursuant to this Agreement must be in writing and shall be effective only if delivered personally; or sent by facsimile transmission; or delivered by overnight courier service; or sent by certified mail, postage paid, return receipt requested, to the recipient at the address indicated below or to such other address as the party being notified may have previously furnished to the other party by written notice pursuant to this Section 4:

     To Executive:

          ________________
          ________________
          Huron, SD  57350
          Voice:  605-_______


     To Northwestern:

          Corporate Secretary
          Northwestern Public Service
          600 Market Street West
          Huron, South Dakota 57350-1500
          Voice:  605-353-7606
          Fax:  605-353-7631

     Notices under this Agreement shall be effective and deemed received on the date of personal delivery or facsimile transmission (as evidenced by facsimile confirmation of transmission); on the day after sending by overnight courier service (as evidenced by the shipping Invoice signed by a representative of the recipient); or on the date of actual delivery to the party to whom such notice or communication was sent by certified mail, postage prepaid, return receipt requested (as evidenced by the return receipt signed by a representative of such party).

                      5.  ENTIRE AGREEMENT: AMENDMENT

     This Agreement and the Employment Agreement represent the entire agreement of the Company and Executive with respect to the matters set forth in it. No amendment or modification of the terms of this Agreement shall be binding upon the parties unless reduced to writing and signed by each of the parties.

                             6.  SEVERABILITY

     Any provision of this Agreement prohibited by law or deemed unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.

                             7.  GOVERNING LAW

     This Agreement shall be interpreted and construed under the laws of the State of Delaware, and the parties consent to the jurisdiction of Delaware state and federal courts located in the State of Delaware over all matters relating to this Agreement.

                        8.  SUCCESSORS AND ASSIGNS

     This Agreement shall inure to the benefit of the Company and its successors and assigns.

                                9.  WAIVER

     No waiver by any party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

                        10.  SURVIVAL OF AGREEMENT

     This Agreement shall survive the termination of Executive's employment with the Company and the expiration or termination of this Agreement.

                             11.  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original.


     Northwestern Public Service Company

     By /s/ M. D.Lewis
        ______________________                    __________________
        Title:  M. D. Lewis                       __________________
                Chairman, President & CEO         "Executive"

     Date  May 7, 1997                       Date  May 7, 1997